EXHIBIT 10.9

Addendum No. 1

Dated April 30, 2023 to that certain Subcontractor Agreement (the “Agreement”) originally dated as of the 31st day of August, 2022 by and between Mr. John Kim an individual acting as a subcontractor to the Contractor, while working in the Contractor’s principal operating office located at: 1008 N Pine Hills Road, Orlando, FL 32808 (the “Subcontractor”) and COSTAS INC. (D/B/A Standard Dental Labs and D/B/A Prime Dental Lab), a corporation organized and existing under the laws of the State of Nevada, with the Contractor’s head office located at: 424 E Central Blvd., Orlando, FL 32801 (the “Contractor”).

Whereas subsequent to the closing of the Agreement the Parties hereto have agreed to amend the Agreement to insert Item 8 – Other Terms and Conditions to the Agreement

Notwithstanding anything contained in the Agreement to the contrary, the provisions set forth below will be deemed to be a part of the Agreement and shall supersede any contrary provision in the Agreement. All references in the Agreement and in this Addendum shall be construed to mean the Agreement as amended and supplemented by this Addendum. Any inconsistency between the Agreement and this Addendum shall be resolved in favour of the provisions of this Addendum.

1.	Defined Terms: All defined terms used in this Addendum, unless specifically defined in this Addendum, shall have the same meaning as such terms have in the Agreement;

2.	Modification of the Agreement:

Item 8 – Other Terms and Conditions shall be inserted to the Agreement as set out below:

8 – Other Terms and Conditions

(a)	Term

Mr. Kim shall serve as a subcontractor for an initial term of up to two (2) years from August 31, 2022 to provide labor and manufacturing services as well as certain management oversight for the ongoing operation of the dental lab until such time as additional lab assets are acquired in order to facilitate consolidation of operations into one owned and operated lab facility in Florida.

(b)	Termination

Either the Contractor or Subcontractor may terminate the Agreement with six (6) months written notice to the other party, in order to provide the Contractor sufficient time to identify, hire and train a suitable replacement.

This Addendum No. 1 shall be appended to and form a part of the Agreement and shall become effective on April 30,  2023.

******Signature page to follow******

1

IN WITNESS WHEREOF, each of the undersigned has caused this Addendum No. 1 to be duly executed and delivered as of the date first written above.

CONTRACTOR:

Costas, Inc. (dba Standard Dental Labs Inc. and dba Prime Dental Lab )

By:	/s/ James D. Brooks
Name:	James D. Brooks
Title:	CEO, President

SUBCONTRACTOR

By:	/s/ John (Jong Pil) Kim
Name:	John (Jong Pil) Kim

2